           Exhibit 99.1

   Joint Filer Information

Name of Joint Filer:    EG Sponsor LLC
Address of Joint Filer:    375 Park Avenue, 24th Floor
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Issuer Name and Ticker or Trading Symbol: EG Acquisition Corp. [EGGFU]
Date of Event Requiring Statement:  7/13/2021
(Month/Day/Year):

Name of Joint Filer:    EnTrust Global Management GP
Address of Joint Filer:    LLC 375 Park Avenue, 24th
      Floor, New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Issuer Name and Ticker or Trading Symbol: EG Acquisition Corp. [EGGFU]
Date of Event Requiring Statement:  7/13/2021
Month/Day/Year):

Name of Joint Filer:    GH Onshore GP LLC
Address of Joint Filer:    375 Park Avenue, 24th Floor,
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Title:
Issuer Name and Ticker or Trading Symbol: EG Acquisition Corp.
[EGGFU] Month/Day/Year):   7/13/2021

Name of Joint Filer:    Gregg S. Hymowitz
Address of Joint Filer:    375 Park Avenue, 24th Floor,
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner; Director; Chief
      Executive Officer
Title:
Issuer Name and Ticker or Trading Symbol: EG Acquisition Corp.
[EGGFU] Month/Day/Year):   7/13/2021